SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary proxy statement.
[_]	Definitive proxy statement.
[X]	Definitive additional materials.
[_]	Soliciting material under Rule 14a-12.
[_]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

THE NEW GERMANY FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

The New Germany Fund, Inc.

Contents

1.

Overview

2.

Superior Slate of Directors

3.

Corporate Governance

4.

Short-Term vs. Long-Term Interests

4.

The Fund

Overview

1. Overview - The Fund

Investment Objective:  The New Germany Fund, Inc. seeks long-term capital appreciation primarily through investment in the Mittelstand – an important group of small- and mid-cap German companies. The Fund invests primarily in middle market German companies and may invest up to 20% elsewhere in Western Europe.

Total Net Assets:  $371 million (as of April 30, 2006)

Shares Outstanding:  24,804,698

NYSE Symbol:  GF

Expense Ratio:  1.64%

Cusip: 644465106

1.

Overview – The Issues:

Proposal 1: To re-elect three Directors, each to serve for a term of three years and until their successors are elected and qualify.

All incumbent nominees have served for over 10 years and are eminently qualified.

All incumbent nominees satisfy the Fund’s director qualification bylaw, which requires relevant experience and country knowledge about Germany, where the Fund Invests.

Proposal 3: Terminate the investment advisory agreement
between Deutsche Asset Management and The New Germany
Fund.

The investment advisor, Deutsche Asset Management International GmbH, has provided strong returns since the Fund’s inception in 1990.

The proponent wrongly implies that terminating the investment advisor will lead to open-ending.  It will not, and could severally harm the performance of the Fund.

1.

Overview – The Issues:

Proposal 4: To nullify the Fund’s director qualification bylaw, which requires a nominee for election to the Board of Directors to have senior level experience in business, economic, or political affairs relevant to the Fund’s German investment focus.

The bylaw serves the important purpose of ensuring that the directors have experience related to the Fund’s business and relevant to the German Market.

The Fund’s director qualification bylaw is a common approach to good corporate governance.

Opportunity Partners and its principal, Phillip Goldstein, believe that nullifying the director qualification bylaw will make it easier for them to elect candidates who support their narrow agenda of forcing the Fund to open-end or liquidate.

1.

Overview – The Issues:

Proposal 5: Enable shareholders to realize net asset value
(“NAV”) for their shares.

Performance: The Fund has beat its benchmark at the 1-year, 3-year, 5-year and 10-year intervals, and has returned 300% to shareholders from March 31,
2003 to March 31, 2006. For 2006 alone, the Fund’s the market price return was 32.36% (as of April 30)

The discount in the Fund has consistently been narrowing and was
-5.75% as of April 28, 2006.

The closed-end structure allows the Fund to remain fully invested at all times, which is especially beneficial in view of the Fund’s concentration in foreign small- and mid-cap stocks.

The Board of Director recently announced that the Fund would conduct a tender offer for up to 10% of the Fund’s outstanding shares, if the average daily discount from net asset value of the daily volume-weighted average market price of Fund shares is greater than 10% for the six-month period from
July 1, 2006 through December 31, 2006.

New Germany Fund Proposes Superior Slate of Directors

2. GF Proposes Superior Slate: Current Director Candidates

The three management nominees are better qualified than the
dissident nominees. They have extensive experience in German investment and business matters.

Management Nominees

20 years’ experience (until 2000) as chief executive officer of the large diversified German companies Delton AG and Altana AG. Dr. Trömel is a member of the German Accounting
Standards Board, which established accounting standards for German companies. Dr.
Trömel has been a director of the Fund since its inception in 1990, and serves on the Audit
Committee of the Fund and of the European Equity Fund, Inc. (formerly The Germany
Fund, Inc) and Central Europe and Russia Fund, Inc., both of which are part of the Fund’s
Complex.

Frank Trömel

20 years’ experience (until 2000) as chief financial officer at a large German Holding company, IWKA, diversified in automation, production and manufacturing technologies.
Having become a consultant after his retirement, Mr. Matz is a member of the supervisory boards of several German companies engaged in industrial technology. Fluent in English and German.

Ernst-Ulrich Matz

Served for many years as chief financial officer of a large German insurance company,
ERGO, a member of the Allianz group, helping to oversee over$100 billion in German and other investments. Dr. Hopp sits on the supervisory boards of many prominent German companies in financial, real estate and environmental businesses. Fluent in English and
German.

Franz Wilhelm
Hopp

2. GF Proposes Superior Slate:
   Dissident Director Candidates Less Qualified

Dissident Nominees

  None of the dissident nominees appears to have any experience with
German or European equity investments.

  All of the dissident nominees are affiliated with or have previously been nominated for election to other fund boards by hedge funds that invest primarily in closed-end funds as short-term investors.

2. GF Proposes Superior Slate:
Opportunity Partners’ Self-Serving Interests

A private investment partnership controlled by Phillip Goldstein

Mr. Goldstein and his affiliates have a history of engaging in proxy contests with closed-end funds

This year, Goldstein has filed proxy materials for the Neuberger Berman Real Estate Income Fund as well as the
New Germany Fund.  In 2005 he conducted proxy contests with the First Israel Fund, the Zweig Fund, the Zweig
Total Return Fund and the Emerging Markets Telecommunications Fund.

March 2000, Goldstein made to the Italy Fund a non-binding proposal that the Fund open end or merge into an existing open-end fund, and nominated himself and a colleague for to be directors.  Shareholders elected both nominees and approved the proposal.  The Fund then made two tender offers, each for 25% of its outstanding shares, in 2000 and 2001.  Due to the tender offers, the fund's net assets shrunk from approximately $161 million as of January 31, 2000 to approximately $36 million in November 2002 and its expense ratio rose from 1.23% for the year ended January 31, 2000 to 2.04% for the year ended January 2003.  In 2003 the fund liquidated.

Goldstein initiated a proxy contest for The Mexico Equity and Income Fund, Inc. in late 1999 and was elected to the fund's Board in 2000.  The fund subsequently conducted two large tender offers: one for 20% of the fund's shares in 12/00 and one for 80% in 3/02.  By  1/31/03, the fund's total net assets had shrunk to $20 million, down from
$105 million as of 1/31/00.  Over the same period, the fund's expense ratio rose from 1.97% to 2.69%.

Corporate Governance

3. Corporate Governance: Independence of Board

The Fund has always had a majority of independent directors (currently over 80%)

For over five years none of the directors have been Deutsche Bank employees and no former CEO from Deutsche Bank sits on the board

Independent directors  meet in executive sessions with special counsel to the independent directors at each quarterly meeting of the board

Independent audit committee and nominating committee

Only one directors serve on more than 2 other boards of funds managed by the investment manager

Established special committee to oversee shareholder communication

Current chairman (Christian Strenger) is a leader of the corporate governance movement in Germany

Formed a commission in 1999 that developed a governance code now reflected in the official German Corporate
Governance Code issued in 2002

Active pro-investor board member of International Corporate Governance Network (ICGN)

Member of Private Sector Advisory Group of World Bank-OECD Global Corporate Governance Forum

3. Corporate Governance:
Ability to Represent All Stockholders

Management’s nominees will balance the interests of all
stockholders.

Directors are obliged by Maryland law to act in the best
interests of the Fund as a continuing entity.  The dissident directors do not have an open mind.  They are publicly
committed to dissident proposals, to achieve Goldstein’s own economic goals.

The Board’s incumbent nominees provide distinct and ongoing
resources for the Fund, especially in view of the markets in which the Fund invests.

3. Corporate Governance:  Director Qualification Bylaws

Principles of good governance favor having minimum qualifications for directors

The Fund Director’s Guidebook (2nd Ed.), published in 2003 by the American Bar Association, specifically endorses “qualification requirements for nominees as directors.”

Other commentators are to the same effect

Maryland Law (like Delaware Law) specifically authorizes bylaws to contain director qualification requirements

The Fund’s bylaws have for over six years required at least 10 years’ experience relevant to the Fund – business, investment, economic or political matters of
Germany

Geographically-based director qualifications are relevant and sensible for a geographically-oriented fund.

Director qualification bylaws are more likely to yield truly independent directors who have the experience to weigh the long and short-term factors, and the clout to implement their decisions.

Such bylaws are common among closed-end funds:

*Dissolved

Aberdeen Australia Equity Fund, Inc.

The Asia Pacific Fund, Inc.

The Austria Fund, Inc.*

The France Growth Fund, Inc.*

Global Income Fund, Inc.

The Korean Investment Fund, Inc.*

The Mexico Fund, Inc.

The Southern Africa Fund, Inc.*

The Spain Fund, Inc.

The Swiss Helvetia Fund, Inc.

The Taiwan Fund, Inc.

Tortoise Energy Infrastructure Corporation

3. Corporate Governance: Bylaws

Requirements of the Fund’s Bylaws – 10 years experience in
business, investment, economic or political matters of Germany through a senior position at:

  German business with annual revenues equivalent to US$500 million

  Supervision of European operations at a US business with annual revenues of US$500 million

  German investment funds (5 years) with US$250 million total assets

  German investment management business with US$500 million under management

  Accounting, law or consulting firm having over 100 professionals that advises above types of businesses

  German, US or supranational government agency or German-US trade organization

3. Corporate Governance: Bylaws

Many potential candidates qualify under the Fund’s  bylaws

Given a lifetime work expectancy of 40 years, an otherwise-qualified candidate is eligible to be a Fund director for 40 years – the final 30 years of the person’s working career and first 10 years of retirement.

75 of the 100 largest German public companies met the US$500 million revenue test in 2000.  Many private companies also met that test.  Even more would meet the test today.

Hundreds of US companies having European operations had that level.  The smallest Fortune 500 company in 2000 was US$3.2
billion.

In addition, there are numerous qualifying political entities, investment management businesses, investment vehicles and
accounting, law and consulting firms.

Election of dissident directors is not an appropriate governance response.

Short-Term vs. Long-Term Interests

4. Short-Term vs. Long-Term Interests

In Proposal 3, the proponent wrongly implies that terminating the
Fund’s investment advisory agreement will lead to open-ending.
It will not, but it could severally harm the performance of the Fund.

The advisor has advised the Fund since inception in January
1990.

The advisor has a prominent presence in German markets.

Strong aftermarket support from advisor’s closed-end fund
department:

Shareholder Communications

Public Relations

Market and Peer Analysis

4. Short-Term vs. Long-Term Interests

In Proposal 5, the dissidents are seeking liquidation, open-ending or a large tender offer.

Fund performance has been excellent, returning far more to
stockholders than liquidation would.

The closed-end format is well-suited for the Fund, given its investment focus on thinly traded small- and mid-cap German
companies that cannot readily be sold to meet redemption
demands applicable to open-end funds.

Closed-end funds frequently trade at discounts:

The Fund’s shares have been publicly traded for over 15 years, so most current stockholders would have purchased in the open market at a discount.

Therefore, the discount generally does not harm investors and in fact, represents an investment opportunity for long-term investors.

4. Short-Term vs. Long-Term Interests:
Excellent Performance (4/30/06)

 Average Annual Returns

n/a

6.46%

4.69%

Inception

(1/16/90)

3.50%

8.39%

10.64%

10 Year

10.36%

11.12%

13.53%

5 Year

41.59%

44.59%

53.50%

3 Year

52.98%

53.08%

68.61%

1 Year

German Mid-Cap

Index (b)

GF(a)

NAV

GF Market

Price

Data is as of 4/30/06.

a)

Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested.  These percentages are not an indication of the performance of a shareholder’s investment in the Fund based on market price.

b)

The Fund has changed benchmarks since inception. Slide 24 lists benchmarks.

4. Short-Term vs. Long-Term Interests:
Efforts to Address the Discount

Discount has narrowed

12/31/01 Discount  -21.73%

12/31/02 Discount  -21.63%

12/31/03 Discount  -17.89%

12/31/04 Discount  -13.89%

12/30/05 Discount  - 9.90%

4/28/06  Discount   -5.75%

Program to maintain market awareness (Year-to-Date)

Comprehensive website: www.newgermanyfund.com

Monthly newsletter emailed out to current and prospective shareholders

Monthly fact sheets

Participation in industry events and conferences

Dedicated Toll-free shareholder line: 1-800-GERMANY

The New Germany Fund, Inc.

5. The New Germany Fund, Inc.
Portfolio Weightings and Sector Holdings (4/30/06)

4.0

4. Fresenius

2.8

10. Salzgitter AG

3.4

8. United Internet

3.6

7. Puma

3.6

6. Depfa Bank Plc

39.7

TOTAL

2.9

3.8

4.2

4.8

6.8

% Weight in New
Germany Fund

3. Rheinmetall

9. Deutsche Post Bank

5. Merck KGaA

2.  K + S

1. European Aeronautic Defense

Security Description

2

8. Energy

100.0%

TOTAL

1

9. Consumer Staples

2

7. Telecommunications Services

8

6. Consumer Discretionary

9

5. Materials

12

4. Information Technology

17

3. Health Care

18

2. Financials

32

1. Industrials

% of Market Value

Largest Sector Holdings

Important Notes:

Important Notes:

Closed end funds, unlike open end funds, are not continuously offered. There is a one time public offering and once issued, shares of closed end funds are sold in the open market through a stock exchange. Shares of closed

-

end funds frequently trade at a di

scount to net asset value. The price of the fund's shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.

Past r

esults of the markets as discussed in this presentation are not necessarily indicative of future performance of those markets.

This fund is not diversified and may focus its investments in certain geographical regions, thereby increasing its vulnerability

to developments in that region.  Investing in foreign securities presents certain unique risks not associated with domestic investments, such as currency fluctuations and political and economic changes and market risks. This may result in greater share price volatility

.

Benchmark Info:

New Germany Fund Benchmarks

From inception to Dec.31, 1993

100% DAX

Jan.1, 1994 to Dec. 31, 1995

100% CDAX

Jan.1, 1996 to Dec. 31, 1999

100% MDAX

Jan.1, 2000 to Aug. 31, 2002

60% MDAX, 40% NEMAX

50

Sept.1, 2002 to Mar. 31, 2003

75% MDAX, 25% NEMAX

50

Apr.1, 2003 to Present

100% MCAPM

05/05 38413

Important Notes:

The past performance of a product or service does not guarantee or predict future performance. The products and services described in this document are not appropriate for everyone, so an interested party must make his or her own independent legal, tax, accounting and financial evaluation of their merits and risks.

The information provided herein is neither financial advice nor a recommendation, offer or solicitation to engage in a financial transaction or purchase of a particular product or service, and Deutsche Bank makes no representation concerning its accuracy, completeness or fairness. We assume no responsibility to advise the recipients of this document with regard to changes in our views.  All opinions and estimates herein, including forecast returns, reflect our judgement on the date of this report and are subject to change without notice.

Fund shares are not FDIC - insured and are not deposits or other obligations of, or guaranteed by, any bank. Fund shares involve investment risk, including possible loss of principal.

Scudder Investments is part of Deutsche Asset Management, which is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Investment Management Americas Inc., Deutsche Asset Management Inc., Deutsche Bank Securities Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Bank Trust Company Americas and Scudder Trust Company.

The opinions and forecasts expressed are those of the investment team as of 6/2006, and may not actually come to pass. This information is subject to change at any time, based on market and other conditions and should not be construed as a recommendation of any specific security.

For Further Information please call Investor Services at

800

-

349.4281

Or

visit us on the web at www.newgermanyfund.com